UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2005

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-03389	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Crossways Park West, Woodbury, New York		11797-2055
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 390-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On June 13, 2005, Weight Watchers International, Inc. (the “Company”) entered into definitive agreements that will result in WeightWatchers.com, Inc. (“WW.com”) becoming a wholly owned subsidiary of the Company.  Pursuant to an Agreement and Plan of Merger (the “Merger Agreement), among the Company, WW.com and SCW Merger Sub, Inc. (“Merger Sub”), on July 1, 2005 the Company will exercise its existing warrants to purchase WW.com stock and, effective July 2, 2005, will acquire all of the equity interests in WW.com not owned by Artal Luxembourg S.A. (“Artal”) (the “Merger”).  Upon consummation of the Merger, the Company will own approximately 53% of the Common Stock of WW.com and will exercise operational control over WW.com.

Subsequently, on December 30, 2005, pursuant to a Redemption Agreement (the “Redemption Agreement”), by and among WW.com, Artal and the Company, WW.com is scheduled to redeem, at the same price per share as in the Merger, all the shares owned by Artal (the “Redemption” and together with the Merger, the “Transactions”).  Upon consummation of the Redemption, the Company will own 100% of WW.com.  The aggregate cost to the Company to acquire all of the interest not currently owned by the Company pursuant to the Merger and the Redemption is $389 million in cash and is based on an enterprise valuation of $552 million for the WW.com business.

As of the date hereof, Artal and the Company own approximately 73% and 20% of WW.com, respectively.  Artal controls approximately 63% of the Company.  The Transactions were evaluated, negotiated and recommended by a Special Committee of the Company’s Board of Directors, consisting of the Company’s independent directors.

The Merger Agreement

At the effective time and as a result of the Merger, each share of Common Stock of WW.com will be converted into the right to receive in cash an amount per share equal to $25.21 (the “Per Share Price”), minus $5.60 (the “Escrow Amount”) to be held in escrow to cover each shareholder’s pro rata portion of certain indemnification obligations (as further described below) and fees and expenses.  All vested options previously granted to WW.com employees, whether or not then exercisable, will be converted into an amount in cash equal to the Per Share Price, minus the exercise price of the applicable option and the Escrow Amount, and such options will be cancelled.  All unvested options granted to WW.com employees will be converted into a number of Restricted Stock Units of the Company issued pursuant to the 2004 Stock Incentive Plan of the Company equal in fair market value to the difference between the exercise price (plus $0.22 per share for fees and expenses) of the unvested options and the Per Share Price.  The value of the Restricted Stock Units will be the average of the closing prices of the Company’s Common Stock, no par value, on the New York Stock Exchange for the five (5) trading days ending on June 30, 2005.  Pursuant to the Merger Agreement, the Company will pay the exercise price of the vested and unvested options to WW.com.

The Company and WW.com have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by WW.com (i) subject to certain exceptions, to conduct, in the case of WW.com and its subsidiaries, its respective business in the ordinary course of business between the execution of the Merger Agreement and the consummation of the Redemption and (ii) not to solicit, encourage or respond to proposals relating to alternative business combination transactions.  Pursuant to the Merger Agreement, Artal has agreed to indemnify the Company for certain claims that might arise (above a “deductible” of $3,000,000) for losses based on the breaches (if any) of the representations and covenants made in the Merger Agreement, subject to a “cap” of approximately $78,000,000.  Each other shareholder and holder of options granted by WW.com will participate in such indemnification obligations on a pro rata basis as described above.

Consummation of the Merger is subject to various customary closing conditions, including, among others (i) adoption of a unanimous written consent by the Company and Artal, the holders of a majority of the outstanding Common Stock of WW.com, approving the Transactions (which was obtained on June 13, 2005), (ii) the Company obtaining debt financing in order to finance the Merger, (iii) absence of any law or order prohibiting the closing and (iv) subject to certain exceptions, the accuracy of representations and warranties and the absence of any Material Adverse Effect (as such term is defined in the Merger Agreement) with respect to WW.com’s business.

Simultaneously with the execution of the Merger Agreement, and as a condition to the willingness of the Company and Merger Sub to enter into the Merger Agreement, the Company, WW.com and Artal have entered into a Principal Stockholders Agreement (the “Principal Stockholders Agreement”) under which, among other things, the Company and Artal have agreed to vote their respective shares of WW.com Common Stock in favor of the adoption of the Merger Agreement.  Pursuant to the Principal Stockholders Agreement, Artal also agrees to a non-compete provision prohibiting Artal from engaging in the on-line diet business for the earlier of (i) a period of 5 years and (ii) six months after there are no nominees of Artal on the Company’s Board of Directors.  As required by the Principal Stockholders Agreement, on June 13, 2005, the Company and Artal signed a written stockholder consent under Section 228 of the Delaware General Corporation Law approving the Merger.

The Redemption Agreement

Pursuant to the Redemption Agreement, WW.com will redeem all of its Common Stock owned by Artal at the Per Share Price.  Subject to satisfaction of the conditions described below, the Redemption will occur on December 30, 2005, provided that this date may be extended to December 29, 2006 if WW.com is not able to obtain sufficient financing (as described below).

The Company, Artal and WW.com have made customary representations, warranties and covenants in the Redemption Agreement.  These include, among others, covenants (i) in the case of WW.com, subject to certain exceptions, to conduct its business in the ordinary course of business between the effective time of the Merger and the consummation of the Redemption and (ii) in the case of the Company, after consummation of the Merger the Company agrees to cause WW.com to comply with such covenant and, in addition, the Company agrees not to provide any financial assistance to WW.com prior to December 29, 2006.

Consummation of the Redemption is subject to the following conditions (i) consummation of the Merger, (ii) WW.com obtaining debt financing to the extent necessary to finance the Redemption, and (iii) absence of any law or order prohibiting the closing.

Cautionary Statements

The foregoing description of the terms of the Transactions does not purport to be complete and is qualified in its entirety by reference to each of the Transaction Agreements, which will be included in a subsequent filing with the Securities and Exchange Commission.

Item 8.01. Other Events.

On June 13, 2005, the Company issued a press release announcing the Transactions.  The Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1            Press Release, dated June 13, 2005, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: June 17, 2005	By:	/s/ Robert W. Hollweg
	Name:	Robert W. Hollweg
	Title:	Vice President, General Counsel and Secretary